Filed Pursuant to Rule 424(b)(3)
Registration No. 333-130439-06

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed and declared effective with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without delivery of a final prospectus supplement and accompanying prospectus. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION — DATED APRIL 11, 2007

$1,500,000,000 Automobile Receivables Backed Notes

AmeriCredit Automobile Receivables Trust 2007-B-F

Issuing Entity

AFS SenSub Corp.

Depositor

Sponsor and Servicer

Supplement, dated April 11, 2007 (subject to completion)

to

Prospectus Supplement, dated April 10, 2007 (subject to completion)

to

Prospectus, dated April 28, 2006

This Supplement revises, and should be read in conjunction with the Prospectus Supplement, dated April 10, 2007 (subject to completion), and the Prospectus, dated April 28, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this supplement, or the prospectus supplement or the prospectus to which it relates, is truthful or complete. Any representation to the contrary is a criminal offense.

The depositor and AFS Funding Trust (together, the “co-registrants”) have filed a registration statement (including a prospectus) with the SEC for the offering to which this supplement to prospectus supplement relates. Before you invest, you should read the prospectus in that registration statement and other documents the co-registrants have filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388.

Joint Bookrunners
Deutsche Bank Securities	JPMorgan	Lehman Brothers

Co-Managers

Barclays Capital
Credit Suisse
UBS Investment Bank

The Prospectus Supplement referenced above is hereby revised as follows:

Front Cover Page:

•	The total initial principal amount of the Notes indicated on the top line of the front cover page should read:

$1,500,000,000.

•	The first table on the front cover page should read:

	Principal Amount	Interest Rate		Final Scheduled Distribution Date
Class A-1 Notes	$275,000,000	___	%	May 6, 2008
Class A-2 Notes	$435,000,000	___	%	January 6, 2011
Class A-3-A Notes	$150,000,000	___	%	April 6, 2012
Class A-3-B Notes	$190,000,000	LIBOR + ___	%	April 6, 2012
Class A-4 Notes	$450,000,000	LIBOR + ___	%	December 6, 2013

Total	$1,500,000,000

Summary:

•	The table under “Summary—Description of the Securities” should read:

Class	Initial Note Principal Balance	Interest Rate		Final Scheduled Distribution Date
A-1	$275,000,000	___	%	May 6, 2008
A-2	$435,000,000	___	%	January 6, 2011
A-3-A	$150,000,000	___	%	April 6, 2012
A-3-B	$190,000,000	LIBOR +___	%	April 6, 2012
A-4	$450,000,000	LIBOR +___	%	December 6, 2013

•	The last paragraph under “Summary—Statistical Information” should read:

As of April 11, 2007, the automobile loan contracts in the pool are expected to have an aggregate principal balance of approximately $1,612,903,226.

•	The first paragraph under “Summary—Credit Enhancement—Spread Account” should read:

On the closing date, the spread account will be funded with an initial cash deposit of approximately $32,258,065, which is 2.0% of the expected pool balance as of the cutoff date.

•	The first sentence under “Summary—Redemption—Optional Redemption” should read:

On any distribution date on which the aggregate principal balance of the automobile loan contracts declines to 10% or less of the aggregate principal balance of the automobile loan contracts as of the cutoff date, which is expected to be approximately $161,290,323, the notes then outstanding may be redeemed in whole, but not in part, if the servicer or depositor exercises its “clean-up call” option to purchase the automobile loan contract pool.

The Issuing Entity:

•	The section “The Issuing Entity—Capitalization and Liabilities of the Issuing Entity” should read:

Capitalization and Liabilities of the Issuing Entity

The following table illustrates the expected assets of the issuing entity as of the closing date:

Aggregate Principal Balance of Automobile Loan Contracts	$1,612,903,226
Spread Account	$32,258,065

The following table illustrates the expected liabilities of the issuing entity as of the closing date:

Class A-1 Asset Backed Notes	$275,000,000
Class A-2 Asset Backed Notes	$435,000,000
Class A-3-A Asset Backed Notes	$150,000,000
Class A-3-B Asset Backed Notes	$190,000,000
Class A-4 Asset Backed Notes	$450,000,000

Total	$1,500,000,000

The issuing entity’s fiscal year ends on December 31.

The Automobile Loan Contracts:

•	The second bullet point of the first paragraph under “The Automobile Loan Contracts—Composition” should read:

•	As of the cutoff date, the automobile loan contracts are expected to have an aggregate Principal Balance of approximately $1,612,903,226.

Yield and Prepayment Considerations:

•

The fourth bullet point under the paragraph that begins “The tables below which are captioned ‘Percent of Initial Note Principal Balance at Various ABS Percentages’ are based on ABS and were prepared using the following assumptions” should read:

•

the initial principal amount of each class of notes is equal to the initial principal amount set forth on the front cover as revised by this Supplement, dated April 11, 2007, to the Prospectus Supplement, dated April 10, 2007, to the Prospectus dated April 28, 2006;

•

The table following the paragraph that begins “The tables below which are captioned ‘Percent of Initial Note Principal Balance at Various ABS Percentages’ are based on ABS and were prepared using the following assumptions” should read:

Pool	Aggregate Principal Balance	Gross APR	Assumed Cutoff Date	Remaining Term to Maturity (in Months)	Seasoning (in Months)
1	$40,361,252.82	18.07%	4/1/2007	35	17
2	$275,383,116.21	18.33%	4/1/2007	59	1
3	$1,297,158,856.79	16.56%	4/1/2007	71	1

•	The tables captioned “Percent of Initial Note Principal Balance at Various ABS Percentages” should read as set forth in Appendix A to this Supplement.

Description of the Transaction Documents:

•	The first sentence of the first paragraph under “Description of the Transaction Documents—Credit Enhancement—Spread Account” should read:

On the closing date, the spread account will be funded with an initial cash deposit of approximately $32,258,065.

Underwriting:

•	The five tables following the first paragraph under “Underwriting” should read:

Class A-1 Notes

Principal Amount
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
UBS Securities LLC

Total	$275,000,000

Class A-2 Notes

Principal Amount
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
UBS Securities LLC

Total	$435,000,000

Class A-3-A Notes

Principal Amount
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
UBS Securities LLC

Total	$150,000,000

Class A-3-B Notes

Principal Amount
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
UBS Securities LLC

Total	$190,000,000

Class A-4 Notes

Principal Amount
Deutsche Bank Securities Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
UBS Securities LLC

Total	$450,000,000

Appendix A

PERCENT OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-1 Notes				Class A-2 Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%	0.50%	1.00%	1.70%	2.50%
Closing Date	100	100	100	100	100	100	100	100
05/06/07	86	83	79	74	100	100	100	100
06/06/07	73	67	59	49	100	100	100	100
07/06/07	60	51	39	24	100	100	100	100
08/06/07	47	37	22	5	100	100	100	100
09/06/07	40	27	9	0	100	100	100	92
10/06/07	32	17	0	0	100	100	97	81
11/06/07	25	7	0	0	100	100	89	70
12/06/07	17	0	0	0	100	98	81	60
01/06/08	10	0	0	0	100	92	72	49
02/06/08	2	0	0	0	100	86	64	39
03/06/08	0	0	0	0	97	80	56	29
04/06/08	0	0	0	0	92	74	49	19
05/06/08	0	0	0	0	87	68	41	9
06/06/08	0	0	0	0	82	62	33	0
07/06/08	0	0	0	0	77	56	25	0
08/06/08	0	0	0	0	73	50	18	0
09/06/08	0	0	0	0	68	44	10	0
10/06/08	0	0	0	0	64	40	4	0
11/06/08	0	0	0	0	59	34	0	0
12/06/08	0	0	0	0	55	28	0	0
01/06/09	0	0	0	0	50	22	0	0
02/06/09	0	0	0	0	45	16	0	0
03/06/09	0	0	0	0	40	11	0	0
04/06/09	0	0	0	0	37	7	0	0
05/06/09	0	0	0	0	32	1	0	0
06/06/09	0	0	0	0	27	0	0	0
07/06/09	0	0	0	0	22	0	0	0
08/06/09	0	0	0	0	17	0	0	0
09/06/09	0	0	0	0	12	0	0	0
10/06/09	0	0	0	0	9	0	0	0
11/06/09	0	0	0	0	4	0	0	0
12/06/09	0	0	0	0	0	0	0	0
01/06/10	0	0	0	0	0	0	0	0
02/06/10	0	0	0	0	0	0	0	0
03/06/10	0	0	0	0	0	0	0	0
04/06/10	0	0	0	0	0	0	0	0
05/06/10	0	0	0	0	0	0	0	0
06/06/10	0	0	0	0	0	0	0	0
07/06/10	0	0	0	0	0	0	0	0
08/06/10	0	0	0	0	0	0	0	0
09/06/10	0	0	0	0	0	0	0	0
10/06/10	0	0	0	0	0	0	0	0
11/06/10	0	0	0	0	0	0	0	0
12/06/10	0	0	0	0	0	0	0	0
01/06/11	0	0	0	0	0	0	0	0
02/06/11	0	0	0	0	0	0	0	0
03/06/11	0	0	0	0	0	0	0	0
04/06/11	0	0	0	0	0	0	0	0
05/06/11	0	0	0	0	0	0	0	0
06/06/11	0	0	0	0	0	0	0	0
07/06/11	0	0	0	0	0	0	0	0
08/06/11	0	0	0	0	0	0	0	0
09/06/11	0	0	0	0	0	0	0	0
10/06/11	0	0	0	0	0	0	0	0
11/06/11	0	0	0	0	0	0	0	0
12/06/11	0	0	0	0	0	0	0	0
01/06/12	0	0	0	0	0	0	0	0
02/06/12	0	0	0	0	0	0	0	0
03/06/12	0	0	0	0	0	0	0	0
04/06/12	0	0	0	0	0	0	0	0
05/06/12	0	0	0	0	0	0	0	0
06/06/12	0	0	0	0	0	0	0	0
07/06/12	0	0	0	0	0	0	0	0
08/06/12	0	0	0	0	0	0	0	0
Weighted Average Life (years)	0.37	0.29	0.22	0.17	1.76	1.35	1.00	0.75

PERCENT OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-3-A Notes/Class A-3-B Notes				Class A-4 Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%	0.50%	1.00%	1.70%	2.50%
Closing Date	100	100	100	100	100	100	100	100
05/06/07	100	100	100	100	100	100	100	100
06/06/07	100	100	100	100	100	100	100	100
07/06/07	100	100	100	100	100	100	100	100
08/06/07	100	100	100	100	100	100	100	100
09/06/07	100	100	100	100	100	100	100	100
10/06/07	100	100	100	100	100	100	100	100
11/06/07	100	100	100	100	100	100	100	100
12/06/07	100	100	100	100	100	100	100	100
01/06/08	100	100	100	100	100	100	100	100
02/06/08	100	100	100	100	100	100	100	100
03/06/08	100	100	100	100	100	100	100	100
04/06/08	100	100	100	100	100	100	100	100
05/06/08	100	100	100	100	100	100	100	100
06/06/08	100	100	100	99	100	100	100	100
07/06/08	100	100	100	86	100	100	100	100
08/06/08	100	100	100	74	100	100	100	100
09/06/08	100	100	100	63	100	100	100	100
10/06/08	100	100	100	52	100	100	100	100
11/06/08	100	100	96	41	100	100	100	100
12/06/08	100	100	87	29	100	100	100	100
01/06/09	100	100	78	19	100	100	100	100
02/06/09	100	100	69	8	100	100	100	100
03/06/09	100	100	60	0	100	100	100	98
04/06/09	100	100	53	0	100	100	100	91
05/06/09	100	100	45	0	100	100	100	84
06/06/09	100	94	36	0	100	100	100	77
07/06/09	100	87	28	0	100	100	100	70
08/06/09	100	80	20	0	100	100	100	63
09/06/09	100	73	12	0	100	100	100	56
10/06/09	100	68	6	0	100	100	100	50
11/06/09	100	61	0	0	100	100	99	43
12/06/09	99	54	0	0	100	100	93	37
01/06/10	92	47	0	0	100	100	87	0
02/06/10	86	40	0	0	100	100	82	0
03/06/10	79	34	0	0	100	100	77	0
04/06/10	73	27	0	0	100	100	71	0
05/06/10	67	21	0	0	100	100	67	0
06/06/10	60	15	0	0	100	100	62	0
07/06/10	54	8	0	0	100	100	57	0
08/06/10	48	2	0	0	100	100	53	0
09/06/10	42	0	0	0	100	97	48	0
10/06/10	35	0	0	0	100	92	44	0
11/06/10	29	0	0	0	100	88	40	0
12/06/10	23	0	0	0	100	84	36	0
01/06/11	16	0	0	0	100	79	0	0
02/06/11	10	0	0	0	100	75	0	0
03/06/11	4	0	0	0	100	71	0	0
04/06/11	0	0	0	0	98	67	0	0
05/06/11	0	0	0	0	93	62	0	0
06/06/11	0	0	0	0	88	58	0	0
07/06/11	0	0	0	0	84	55	0	0
08/06/11	0	0	0	0	79	51	0	0
09/06/11	0	0	0	0	74	47	0	0
10/06/11	0	0	0	0	69	43	0	0
11/06/11	0	0	0	0	64	40	0	0
12/06/11	0	0	0	0	60	36	0	0
01/06/12	0	0	0	0	55	0	0	0
02/06/12	0	0	0	0	50	0	0	0
03/06/12	0	0	0	0	45	0	0	0
04/06/12	0	0	0	0	41	0	0	0
05/06/12	0	0	0	0	38	0	0	0
06/06/12	0	0	0	0	34	0	0	0
07/06/12	0	0	0	0	0	0	0	0
08/06/12	0	0	0	0	0	0	0	0
Weighted Average Life (years)	3.31	2.72	2.04	1.52	4.77	4.25	3.31	2.44